Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Experts” and to the use of our report dated December 18, 2009, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-163840 ) and related Prospectus of Halvern Realty, Inc. for the registration of its common stock.
/s/ Ernst & Young LLP
Los Angeles, California
January 19, 2010